UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

YAKUN INTERNATIONAL INVESTMENT AND HOLDING GROUP
(Exact name of registrant as specified in its charter)

NEVADA	33-1176182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1515, 1501 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 324-1876

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

FORWARD LOOKING STATEMENTS

This registration statement contains certain "forward looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward looking statements, which generally are not historical in nature. Forward looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its current expectations or projections indicated in any forward looking statements. These risks include, but are not limited to, risks associated with beginning a new business, operating risks, risks associated with raising capital, dependence upon management and risks associated with recruiting personnel, our ability to develop our untested water treatment solutions and market acceptance thereof, compliance with environmental and other governmental regulations, competition with existing and future providers of water treatment solutions, as well as the other risks described in Item 1.A hereof and discussed in our future filings with the SEC. You should not place undue reliance on forward looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise any forward looking statements made herein.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this registration statement. You should read this registration statement and the documents that we reference and filed as exhibits to this registration statement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

the “Company,” “PBG, “we,” “us,” and “our” refer to the registrant, Yakun International Investment and Holding Group, a Nevada corporation, and its wholly-owned subsidiary, PBG Water Solutions International, Inc., a Nevada corporation, including its predecessor, PBG Water Solutions International, Inc., a Delaware corporation which merged into the Nevada PBG on October 18, 2017;

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

“Securities Act” refers to the Securities Act of 1933, as amended; and
“US dollars,” “dollars” and “$” refer to the legal currency of the United States.

ITEM 1. BUSINESS.

On January 15, 2018, the registrant acquired all of the issued and outstanding shares of the capital stock of PBG Water International Solutions, Inc. a Nevada corporation (“PBG”). PBG was organized to explore the market in the United States for wastewater treatment solutions and subsequently expanded its focus to markets outside the United States. On April 3, 2017, PBG entered into a License and Supply Agreement (the “License Agreement”) with Beijing QHY Environment S&T Co. Ltd., a corporation organized under the laws of the People’s Republic of China (the “Licensor”), pursuant to which PBG was granted the exclusive right to 21 patents and related technologies related to wastewater treatment solutions. The principal stockholders of PBG desire to access the US capital markets to obtain funds to initiate operations in the United States and complete such contracts as it may enter.

Organizational History

We were incorporated in the state of Nevada on October 16, 2007 under the name Rhino Productions, Inc. On September 13, 2011, we consummated a Share Exchange Agreement with the shareholders of Vast Glory Holdings Limited, pursuant to which we acquired 100% of the outstanding capital stock of Vast Glory in exchange for approximately 68% of our issued and outstanding capital stock on a fully-diluted basis. At the time of the acquisition, Vast Glory, through a series of wholly-owned subsidiaries, controlled the operations of and was entitled to receive the pre-tax profits of its variable interest entity, Changchun Decens Foods Co., Ltd. (“Decens Foods”), a PRC company. Thus, as a result of the acquisition of Vast Glory, we acquired the economic benefits of the operations of Decens Foods.

Effective December 14, 2011, we changed our corporate name to Yakun International and Investment Group.

In July 2014, we filed a Form 15 and elected to cease filing under the Exchange Act. Subsequently, on July 23, 2014, we entered into an agreement with Decens Foods and its shareholders relinquishing our interests in Decens Foods to its shareholders in China. Concurrently, we disposed of our interest in Vast Glory and hence, the entities owned by it. Consequently, as of July 31, 2014, we were once again a corporation with no business and minimal or nominal assets.

On January 15, 2018, we acquired all of the issued and outstanding shares of the capital stock of PBG in exchange for 46,839,439 shares of common stock and 19,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) pursuant to an Exchange Agreement dated as of November 17, 2017 (The “Exchange Agreement”) with the former stockholders of PBG. Each share of Series A Preferred Stock was convertible into 1,000 shares of common stock and were so converted on April 18, 2018. PBG was the successor by merger to PBG Water International Solutions, Inc. a Delaware corporation which had been formed on August 4, 2016.

In addition to our acquisition of PBG, in December 2017 we formed QHY Water Solutions International Corp. a Nevada corporation (“QHY”). QHY owns 51% of the capital stock of QHY New Zealand LLC. A Nevada limited liability company, and QHY Oceania S & T Co., Ltd., a New Zealand company.

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As a result of the disposition of Decens Foods, the acquisition of PBG and the formation of the subsidiaries mentioned above, our organizational structure is as follows:

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The acquisition of PBG was accounted for as a “reverse merger”, whereby PBG is the continuing entity for financial reporting purposes and was deemed, for accounting purposes, to be the acquirer of our company. Although we legally acquired PBG, in accordance with the applicable accounting guidance for accounting for a reverse merger, PBG’s historical financial statements are now the financial statements of the registrant and the assets and liabilities of Yakun have been brought forward at their historical book value and no goodwill has been recognized.

Upon effectiveness of this Registration Statement, we will be subject to all of the reporting obligations required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Business Overview

On April 3, 2017, we entered into a License and Supply Agreement (the “License Agreement”) with Beijing QHY Environment S&T Co. Ltd. and Mr. Mao Xu, pursuant to which we acquired the exclusive right to 21 patents and related technologies for the treatment of wastewater. The License Agreement was amended in certain respects on June 22, 2017. The patents subject to the License as amended include two international patents and 19 Chinese national patents covering a variety of compositions, processes and equipment which can be used to treat wastewater. The agreement grants us the worldwide exclusive right to use the technologies which are the subject of the License for a term extending through June 30, 2037, or, if later, the last to expire of the patents which are the subject of the License. The patents relate to various powders, methodologies and equipment useful in the treatment of wastewater. The License requires that we pay a royalty equal to 1% of our net revenues, as defined in the License, with a one-time fee of $1million to be paid no later than December 31, 2021. Mao Xu, our Chairman of the Board and Chief Executive Officer, who beneficially owns approximately 41.6% of our outstanding common stock owns a majority of the outstanding shares of Beijing QHY Environment S&T Co. Ltd. (the “Beijing QHY”).

We intend to recruit personnel in the United States to commence efforts to market solutions for the treatment of wastewater based upon the intellectual property acquired pursuant to the Licensing Agreement. These solutions include stand-alone processing plants designed to be transported, housed and maintained in standard shipping containers and mineral based powders used to treat the subject wastewaters.

In addition to licensing certain key technologies from Beijing QHY, we will likely purchase from Beijing QHY any equipment, supplies and other consumables ordered by our clients. The prices at which such items are acquired by us will be determined by negotiation between Beijing QHY and our directors.

The systems to be provided by PBG are based upon advanced principles associated with flocculation, coagulation and separation. The main ingredient, Yiyou ion separation purifier, is a natural mineral based powder that under the right conditions breaks the ionic bonds in organic and inorganic matters in wastewater. The substances then re-bond with positive and negative ions in Yiyou, causing the pollutants to cohere initially, into micro particles and, over a short time, into larger particles which fall to the bottom of the processing container allowing the “clean” water to be siphoned off for further treatment depending upon the desired quality of the end product. Because of the speed at which PBG’s systems can cleanse certain wastewater streams, it may be particularly useful in a variety of situations where the goal is not to purify the water to the point where it can be consumed by humans or animals but rather simply eliminate a sufficient quantity of the pollutants to allow the water to be recycled into river or lake or be reused in an industrial process.

The PBG systems have been demonstrated to be effective in the treatment of various streams of wastewater and, in PBG’s estimation, can economically be used to treat wastewater in a variety of industries as well as polluted lakes and ponds. A principle advantage of the system is that the processing plant has been designed to be housed in a standard international shipping container, allowing for easy transportation and installation. Systems can be scaled simply by adding more processing containers.

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PBG envisions that its systems can be used in a variety of industries, such as industrial wastewater treatment where the pollutant is chemicals, heavy metals and mining runoff; sewage treatment and the purification of waste ponds typically found on industrial sized poultry, pork and cattle farms; residential wastewater treatment where the pollutants vary and can be combined with industrial wastes and rainwater runoff. Significantly, because of the portability and size of the basic processing plant, PBG’s systems can easily be combined with other common methods of treating wastewaters to enhance their effectiveness and efficiency.

PBG intends to offer customers their choice of whether to operate the systems on their own or to contract with PBG for a complete outsourced service. In each case, PBG will participate in the design of the system and the customization of the materials and dosing to be used to most economically treat the pollutants found in the customer’s wastewater. The patents and associated products we licensed from Mr. Mao and Beijing QHY enable us to provide comprehensive wastewater treatment solutions by applying an innovative wastewater treatment technology - Ion-Separation-Exchange Technology, to ensure that various wastewater reach the disposal standard after treatment. The technology is advanced in the sense that:

●	it not only standalone effectively removes various water contaminants to meet dischargeable standards, but also could be combined with other water treatment technics, such as Biological Reduction, Reverse Osmosis, Permeable Reactive Barriers, etc., to meet the treatment result customers desire;

●	lower than traditional equipment and additives cost, and better economics;

●	less reaction time to realize continuous water flow treatment in various scenarios;

●	mobile equipment units, flexible capacity design and less space occupation;

●	non-hazardous sludge and no secondary pollution;

The Market

The demand for clean pollutant free water continues to grow. As the supply of water is limited, the market for technologies designed to recapture contaminated water so that it can be recycled for industrial uses or purified for use as drinking water continues to expand. The processes employed to clean water range from simple gravity ponds to engineered chemical treatments. The global water and wastewater treatment market was approximately $478 billion in 2016 and is expected to grow to nearly $675 billion by 2025. The global market for industrial wastewater treatment was approximately $109 billion in 2016 and is expected to reach $132 billion by 2020.

Competition

The market for wastewater and industrial wastewater treatment can be divided by industry, the processing method used to treat the wastewater and whether the output is intended to be used for industrial purposes or human and animal consumption. Although there are certain well-known technologies employed across a variety of industries, often a customer requires an engineered solution unique to its needs and a number of technologies are combined to achieve the desired result. Consequently, the sales cycle is often long and tedious requiring one on one meetings at which the provider convinces the prospective customer of the benefits of its system. Given that adoption of a system often requires significant capital expenditures, customers are reluctant to switch to new, unproven systems. As a result, PBG intends to market its systems to entities first seeking to treat their wastewaters and in situations where it believes the portability and scalability of its processing system will prove advantageous.

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There are numerous large, highly sophisticated and well financed engineering firms and other entities engaged in the design of water treatment facilities. Competitors range from those capable of designing, maintaining and operating large municipal water facilities, those dealing with the disposal needs of laboratories, hospitals and other medical facilities and those engaged in recycling water used on farms.

Regulation

Our existing and planned water operations are subject to extensive federal, state and local laws and regulations, which govern the protection of the environment, health and safety, water allocation rights, and the manner in which we collect, treat, discharge and dispose of wastewater. Our planned operations in other countries will be also subject to regulatory standards and code enforcement, which typically require that our solutions and products meet stringent performance criteria.

In the United States, these requirements include the United States Clean Water Act of 1972, which we refer to as the “Clean Water Act”. The Clean Water Act regulates discharges of wastewater treatment facilities into lakes, rivers, streams and groundwater. In addition to requirements applicable to our wastewater collection systems, our operations require discharge permits under the National Pollutant Discharge Elimination System (“NPDES”) permit program established under the Clean Water Act, which must be renewed every five years. Pursuant to the NPDES permit program, the Environmental Protection Agency (“EPA”) and implementing states set maximum discharge limits for wastewater effluents and overflows from wastewater collection systems. Discharges that exceed the limits specified under NPDES permits can lead to the imposition of penalties, and persistent non-compliance could lead to significant penalties and compliance costs. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), authorizes the EPA, and comparable state laws authorize state environmental authorities, to issue orders and bring enforcement actions to compel responsible parties to investigate and take remedial actions at any site that is determined to present an actual or potential threat to human health or the environment because of an actual or threatened release of one or more hazardous substances. If we enter into operations of utilities that provide water and wastewater services to residential, commercial, industrial, and public, we will be subject to economic regulation by certain state utility commissions or other entities engaged in utility regulation, collectively referred to as Public Utility Commissions (“PUCs”).

International standards that will regulate our operation are established by such organizations as the International Code Council (ICC), the International Association of Plumbing and Mechanical Officials (IAPMO), and the national regulatory standards that vary by country. For example, major standards and guidelines in European countries include Kiwa NV (Netherlands), Association Française de Normalisation (France), Swiss Gas and Water Industry Association (Switzerland), Water Regulations Advisory Scheme (UK), etc. New Zealand, a country in which we are in process of establishing businesses, established National Policy Statement for Freshwater Management (Freshwater NPS) in 2014 that provides direction on how local authorities should carry out their responsibilities under the Resource Management Act 1991 for managing fresh water. New Zealand government amended Freshwater NPS in 2017 to a more stringent level of standards for dischargeable wastewater.

We may also be required to obtain various environmental permits from regulatory agencies for our operations. Certain of these permits require substantial lead time to obtain and, once obtained, require that certain compliance tasks must be completed on a regular basis in order to maintain such permits.

In developing business opportunities, PBG has undertaken various trial wastewater treatment projects with potential customers, and independent certified institutions were engaged to assess the output of each project. In each case, the results met the regulatory standards the potential customer had targeted. The wastewater we ran trials on included the discharge from a lead-zinc mining operation, an industrial sized cattle farm, a paper mill, a polluted urban river, industrial park sewages, and an oil and gas field.

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Employees

As of December 31, 2017, the Company had one officer and no employees or financial obligations associated with previous employment agreements. One employee was hired in May 2018. To date, PBG’s original shareholders performed various services for us for no compensation.

In developing our water solutions business, we’ve engaged various independent contractors who are not our employees.

Our Principal Office

Our principal office is located at Suite 1515, 1501 Broadway, New York, New York 10036. The office is provided to us by Pluris Capital Group, an entity affiliated with Roy Teng, one of our directors, as part of a financial advisory agreement pursuant to which we will pay Pluris $30,000 per quarter from June 2018. The agreement has a term of five years but is cancellable by either party on sixty days’ notice. Our telephone number is (212) 324 1876.

ITEM 1A. RISK FACTORS.

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Related to Our Operations

We have not generated any revenues and may not be able to continue to operate as a going concern.

We have not generated any revenues and suffered net losses of $207,504 and $12,212 for the years ended December 31, 2017 and 2016, respectively, and at December 31, 2017, we had an accumulated deficit of $219,716. The report of our independent registered public accountants on our financial statements as of and for the year ended December 31, 2017 and 2016 states that these factors raise uncertainty about our ability to continue as a going concern.

We require significant funding to commence operations.

In order to carry out our intended business plan, we will require significant funding to fund operating expenses prior to generating significant revenues. There is no guarantee that we will be able to raise sufficient capital to implement our plan of operations. The inability to obtain any such funding could materially affect our ability to implement our business plan.

We are subject to significant operating risks.

Our business is subject to numerous risks associated with a new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, risks associated with pricing, volumes and continued demand for wastewater treatment services, regulatory and environmental risks, as well as unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate sufficient commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

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Risks Related to our Growth

We depend on our management, without whose services our business operations could be adversely affected or cease.

At this time, our management is wholly responsible for the development and execution of our business plan. If our management should choose to leave us for any reason before we hire additional personnel, our operations could be adversely effected. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation that we could afford.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with a limited management team, and limited corporate infrastructure. We expect to continue to experience a period of significant expansion in headcount, facilities, infrastructure and overhead to address potential growth and market opportunities and to meet our reporting requirements under the Exchange Act. Future growth will impose significant added capital requirements, as well as added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new personnel. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We expect our operating expenses to increase substantially in the future as we attempt to grow our business, and we may need to raise additional funds to meet the demands of growth initiatives.

We expect that our operating expenses will increase substantially over the next 12 months as we endeavor to implement growth initiatives, both organically and through acquisitions. As a result, we may need to raise additional funds in the future, and such funds may not be available on commercially reasonable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to implement our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This could seriously harm our business, financial condition and results of operations.

In order to meet our capital needs, we may be required to make additional borrowings or be required to issue new debt securities in the capital markets. We can provide no assurances that we will be able to access the debt capital markets or do so on favorable terms. If new debt is added to our current debt levels, the related risks we now face could intensify, limiting our ability to refinance existing debt on favorable terms. We will depend primarily on operations to fund our expenses and to pay the principal and interest on our outstanding debt. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic, competitive, legislative, regulatory and other factors beyond our control. If we do not have enough money to pay the principal and interest on our outstanding debt, we may be required to refinance all or part of our existing debt, sell assets, borrow additional funds or sell additional equity. If our business does not generate sufficient cash flow from operations or if we are unable to incur indebtedness sufficient to enable us to fund our liquidity needs, we may be unable to plan for or respond to changes in our business that would prevent us from maintaining or increasing our business and cause our operating results and prospects to be affected adversely.

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We may not be able to fully develop the water treatment solutions we are presently targeting.

We believe that one of our competitive advantages will be our ability to develop all-inclusive services that offer proprietary and innovative water treatment systems and solutions. The technologies we have licensed and on which we depend have only recently been developed. We have not engaged independent engineers or our own personnel to conduct testing to determine long-term effectiveness of such systems, nor have we deployed these solutions with any customers to determine commercial acceptance. Accordingly, we can offer no assurances as to the effectiveness or commercial viability of our treatment systems.

Our proposed water treatment solutions are unproven and may not achieve widespread market acceptance among our prospective customers. If we are unable to sell our water treatment systems, our business will suffer.

Our solutions and processes for water treatment will compete with other forms of water treatment technologies that currently are in operation throughout the world. Our water treatment solutions and the systems on which they are based may not achieve widespread market acceptance. Our success with our water treatment solutions will depend on our ability to market our system and services to businesses on terms and conditions acceptable to us and to establish and maintain successful relationships with various water providers and state regulatory agencies.

We believe that market acceptance of our system will depend on many factors including:

●	our current and future relationships with market participants;

●	the perceived advantages of our system over competing water treatment solutions;

●	the safety and efficacy of our system;

●	the availability of alternative water treatment solutions;

●	the pricing and cost effectiveness of our system;

●	our ability to access businesses and water providers that may use our system;

●	the effectiveness of our sales and marketing efforts;

●	publicity concerning our system and technology or competitive solutions;

●	timeliness in assembling and installing our system on or near customer sites;

●	our ability to respond to changes in regulations; and

●	our ability to provide effective service and maintenance of our systems to our customers’ satisfaction.

If our system fails to achieve or maintain market acceptance or if new technologies are introduced by others that are more favorably received than our systems, are more cost effective, or otherwise render our systems obsolete, we may not be able to sell our systems. If we are unable to sell our systems, our business and prospects would suffer.

Our operations are subject to extensive environmental laws and regulations. Our operating costs may increase as a result of complying with environmental laws and regulations. We also could incur substantial costs as a result of violations of or liabilities under such laws and regulations.

Our existing and planned water operations are subject to extensive federal, state and local laws and regulations, which govern the protection of the environment, health and safety, water allocation rights, and the manner in which we collect, treat, discharge and dispose of wastewater. These requirements include the United States Clean Water Act of 1972, which we refer to as the “Clean Water Act”. We may also be required to obtain various environmental permits from regulatory agencies for our operations. Certain of these permits require substantial lead time to obtain and, once obtained, require that certain compliance tasks must be completed on a regular basis in order to maintain such permits. State regulatory agencies also set conditions and standards for the water and wastewater services we deliver. If we deliver water or wastewater services to our customers that do not comply with regulatory standards, or otherwise violate environmental laws, regulations or permits, or other health and safety and water quality regulations, we could incur substantial fines, penalties or other sanctions or costs or damage to our reputation. In the most serious cases, regulators could force us to discontinue operations. We will incur substantial operating and capital costs on an ongoing basis to comply with environmental laws and regulations and other health and safety and water quality regulations. These laws and regulations, and their enforcement, have tended to become more stringent over time, and new or stricter requirements could increase our costs.

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Although we may seek to recover ongoing compliance costs in our pricing, there can be no guarantee that such pricing may be sustained in the marketplace. We may also incur liabilities under environmental laws and regulations requiring us to investigate and clean up environmental contamination at our properties or at off-site locations where we have disposed of waste or caused adverse environmental impacts. We may also be subject to liability if we improperly handle, transport, process or dispose of contaminated water. The discovery of previously unknown conditions, the improper handling by us of contaminated water or other materials, or the imposition of cleanup obligations in the future, could result in significant costs, and could adversely affect our financial condition, results of operations, cash flow and liquidity. Such remediation losses may not be covered by our insurance policies and may make it difficult for us to secure insurance in the future at acceptable rates. If any remediation losses that are not covered by insurance are excessive, we may be required to significantly curtail our operations.

Our business depends on spending for the treatment of wastewater, and this spending may be adversely affected by industry and financial market conditions that are beyond our control.

We will depend on our customers’ willingness to make operating and capital expenditures to treat their wastewaters. A belief on the part of our potential customers that their businesses may decline may cause our customers to curtail spending, thereby reducing demand for our services. Industry conditions are influenced by numerous factors over which we have no control.

Geopolitical conditions and global economic factors may adversely affect us.

Uncertain geopolitical conditions and global economic factors may adversely affect our business. Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the world’s economies and may adversely impact our business, resulting in reduced demand for water remediation and supply. The current and ongoing uncertainty of the international economic situation, civil unrest, terrorist activity and military actions may continue to adversely affect global economic conditions. Economic and market conditions could deteriorate as a result of any of the foregoing reasons. We may experience material adverse effects on our business, financial condition, results of operations and cash flows as a consequence of the foregoing factors.

Changes in laws and regulations over which we have no control can significantly affect our business and results of operations.

Any governmental entity that regulates our operations may enact new legislation or adopt new regulations or policies at any time, and new judicial decisions may change the interpretation of existing legislation or regulations at any time. The individuals who serve as regulators are elected or are political appointees. Therefore, elections which result in a change of political administration or new appointments may also result in changes in the individuals who serve as regulators and the policies of the regulatory agencies that they serve. New laws or regulations, new interpretations of existing laws or regulations, or changes in agency policy, including as a response to shifts in public opinion, or conditions imposed during the regulatory hearing process may affect our business in a number of ways.

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If we do not compete successfully against existing and new competitors, we may lose market share and suffer losses.

There are numerous large, highly sophisticated and well financed engineering firms and other entities engaged in the design of water treatment facilities. Competitors range from those capable of designing, maintaining and operating large municipal water facilities, those dealing with the disposal needs of laboratories, hospitals and other medical facilities and those engaged in recycling water used on farms.

We believe that our ability to compete depends upon many factors both within and beyond our control. Some of our current and potential competitors may have greater financial, engineering, marketing, and other resources than we have. Certain of our competitors may be able to devote greater resources to marketing and promotional campaigns and devote substantially more resources to system development than us. Increased competition may reduce our market share and require us to increase our marketing and promotional efforts, which could negatively affect our operating margins or force us to incur losses. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Related to Ownership of Common Stock and Operation as a Public Company.

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their shares in the public market.

Our common stock is quoted on OTC Pink under the symbol "YIHG"; however; an active trading market for our shares does not exist. We cannot assure you that a regular trading market for our shares of common stock will develop, or that if one develops, that it will be sustained.

The market price and trading volume of shares of our common stock may be volatile.

If a market develops for our securities, the market price of our common stock could fluctuate significantly for many reasons, including reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities.

Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn; changes in the laws that affect our products or operations; competition; compensation related expenses; application of accounting standards; and our ability to comply with all necessary regulatory permits and/or licenses to conduct our business. In addition, if the market price of our shares should ever drop significantly, stockholders could institute securities class action lawsuits against us, even though there may be no legal basis for any such lawsuit. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

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Our Chairman of the Board and Chief Executive Officer owns the Licensor and therefore actions taken on behalf the Licensor may not be in the best interests of our stockholders.

Mr. Mao Xu, our Chairman of the Board and Chief Executive Officer, who beneficially owns approximately 41.6% of our outstanding shares of common stock, owns the patents we licensed and is a majority of the outstanding shares of the Beijing QHY, and therefore has a conflict of interest in matters affecting the License Agreement, and actions taken on behalf of the Licensor may not be in the best interests of our stockholders.

We may suffer a change in control and our business could be significantly harmed if an owner of a significant number of our shares, including our Chairman of the Board and Chief Executive Officer or other directors pledge their shares to secure loans and default in the payment of those loans.

If Mao Xu, our Chairman of the Board and Chief Executive Officer, who owns approximately 41.6% of our outstanding shares, or Yu Tao or Roy Teng, our other directors, each of whom owns approximately 20.8% of our outstanding shares, was to pledge his shares to secure the payment of a loan, and then default in the payment of that loan, the default could result in a sale of a substantial number of our common shares resulting in a decrease in the price of our shares and a change in control of our company.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Compliance with Section 404 requires that we strengthen, assess and test our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on the OTC Markets, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the extensible Business Reporting Language, or XBRL. We are required to comply with these rules. Our management and other personnel will need to devote a substantial amount of time and financial resources to comply with these requirements, as well any new requirements implemented by the SEC. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly and could lead to a diversion of management time and attention from revenue generating activities to compliance activities. We are currently unable to estimate these costs with any degree of certainty. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and board committees or as executive officers and more expensive for us to obtain director and officer liability insurance.

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Our common stock is subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Since our principal stockholders beneficially own in excess of 83% of our outstanding of common stock, you will not have the ability to determine the outcome of matters requiring stockholder approval, including the acquisition of a target business.

Our principal stockholders own in excess of 83% of our outstanding shares of our common stock. As a result, you will not have the ability to determine the outcome of matters requiring the approval of stockholders, including: (a) election of our board of directors; (b) removal of any of our directors; (c) amendments to our Articles of Incorporation or bylaws; (d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us, or (e) other significant corporate transactions, including the acquisition of a target business.

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Under our Articles of Incorporation, our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board’s control over our company.

Our Board of Directors by resolution may authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance of such shares. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors’ ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorizes the issuance of 1,000,000,000 shares of common stock. As of May 10, 2018, we had 79,099,039 shares of common stock outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not foresee paying cash dividends on our common stock in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

ITEM 2. FINANCIAL INFORMATION.

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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Management’s Discussion and Analysis or Plan of Operations

PBG was organized in August 2016 to explore the market in the United States for wastewater treatment solutions and subsequently expanded its focus to markets outside the United States. On April 3, 2017, PBG entered into the License Agreement with Beijing QHY Environment S&T Co. Ltd., a corporation organized under the laws of the People’s Republic of China, pursuant to which PBG was granted the exclusive right to 21 patents and related technologies related to wastewater treatment solutions. The License was amended in June 2017.

To date, PBG has not been adequately capitalized and has relied upon loans from its principal shareholder to pay its expenses. The ability of the Company to continue as a going concern is dependent on the Company’s obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

PBG intends to seek to raise the necessary capital to recruit the personnel necessary to commence operations in the United States and internationally and to begin performing under such contracts as it may be granted. Its revenues will be determined by the prices negotiated with those parties that choose to employ its water treatment facilities and further, will be determined by the scope of the products and services agreed to be provided. The Company’s expenses will be determined principally by the costs incurred in performing under any contract, the amount devoted to expenses related to being a public company, such as accounting and legal expenses.

There can be no assurance that the Company will be able to enter into contracts for the use of its systems or that it will be able to perform its obligations under such contracts on a profitable basis.

During the next 12 months, we anticipate incurring costs for sales and marketing efforts, costs related to initial performance under any contract entered into and costs incurred to file Exchange Act reports. We believe we will be able to meet these costs through amounts, as necessary, to be loaned by or invested in us by our principal stockholders or other investors. We have no specific plans, understandings or agreements with respect to the raising of such funds, and we may seek to raise the required capital by the issuance of equity or debt securities or by other means. Since we have no such arrangements or plans currently in effect, our inability to raise funds for the consummation of an acquisition may have a severe negative impact on our ability to become a viable company.

Results of Operations

Years ended December 31, 2017 and 2016

PBG was organized in August 2016. During the remainder of 2016 and all of 2017 its activities were limited to the exploration of the markets for wastewater treatment within and outside the United States. The Company sold no products and performed no services during such period and consequently, generated no revenues. The expenses incurred primarily related to those costs and expenses incurred by its representatives in exploring the market, and meeting with prospective customers and employees to determine their interest in using the products available pursuant to the License Agreement or working for the Company, and professional fees incurred in connection with the Company’s organization and initial activities.

Total operating expenses were $207,504 and $12,212 for the years ended December 31, 2017, and 2016, respectively. The increase in operating expenses for the year ended December 31, 2017 reflects a substantial increase in the level of the Company’s exploratory activities in 2017 as compared to 2016.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. As of December 31, 2017, we had $0 in cash. We have not generated revenues to fund our operating expenses since formation and have had to rely upon contributions from our stockholders. We need to obtain financing to commence operations and satisfy our cash needs for the next 12 months. In all likelihood, for the foreseeable future, we will remain dependent upon our management and stockholders to fund our cash needs.

We have entered into a Credit Loan Agreement with Dragon & Tiger Holding Limited (“D&T”), one of our shareholders, which is controlled by Roy Teng. Pursuant to the agreement, D&T has agreed to lend us up to $500,000. All amounts borrowed are to bear interest at the rate of 10% per annum. Accrued interest through the end of 2018 and 2019 and is to be paid no later than 90 days after the end of each year. All amounts borrowed and are to be repaid in full on or before May 1, 2020. In addition to interest, D&T will be issued three-year warrants to purchase 50,000,000 shares of the registrant’s common stock at a price of $0.01 per share. The warrants cannot be exercised before April 1, 2019, and shall be void and non-exercisable if the Company (i) raises more than $20 million in equity or (ii) has revenue in excess of $100 million in any fiscal year. To date, D&T has advanced an aggregate of $198,730.

The following table summarizes the Company’s cash flows for the years ended December 31, 2017 and 2016:

	Year ended December 31
	2017	2016
Net cash used in operating activities	$(163,504)	$(7,212)
Net cash provided by investing activities	-	-
Net cash provided by financing activities	163,504	7,212-
Net increase in cash and cash equivalents	$-	$-

Going Concern Consideration

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Income Taxes

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the assets and liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2017 and 2016, the Company did not have any uncertain tax positions.

Functional currency and foreign currency translation and transactions

The Company’s functional and reporting currency is the U.S. dollar (“US$”). Transactions denominated in currencies other than the functional currency are translated into prevailing functional currency at the exchange rates prevailing at the late date of the months the transactions occurred. The Company had no monetary assets and liabilities denominated in foreign currencies at the balance sheet dates.

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Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, stockholder, or a related corporation.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

ITEM 3. PROPERTIES.

The Company currently maintains a corporate office at Suite 1515, 1501 Broadway, New York, NY, 10036. The office is provided to us by Pluris Capital Group, an entity affiliated with Roy Teng, as part of a financial advisory agreement pursuant to which we pay Pluris $30,000 per quarter. The agreement has a term of five years but is cancellable by either party on sixty days’ notice. Our telephone number is (212) 324 1876.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of May 10, 2018, the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors and officers, and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.

Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power.

As of May 10, 2018, we had outstanding 79,099,039 shares of common stock. We do not have any outstanding options, or other securities exercisable for or convertible into shares of our common stock.

Name of Stockholder	Amount and Nature of Beneficial Ownership	Percent of Class
Our Directors and Executive Officers:
Mao Xu	32,919,719	41.62%
Yu Tao	16,459,860	20.81%
Dragon & Tiger Holding Limited	16,459,860	20.81%
Jin Siming	-	-
All Directors and Executive Officers as a group	65,839,439	83.24%

Other Owners of More than 5% of Common Stock:
Song Yakun	9,100,000	11.50%

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The table below sets forth the name and age of each executive officer and director of the Company and the date such executive officer or director was elected to his current position with the Company. There is no family relationship between the executive officers.

Name	Age	Positions
Mao Xu	53	Chairman of the Board and Chief Executive Officer
Roy Teng	39	Director
Yu Tao	52	Director
Jin Siming	29	Secretary

Mao Xu

Mr. Mao Xu has served as our Chief Executive Officer and Chairman of the Board since March 29, 2018. Mr. Mao has over 25 years’ experience managing and operating companies of various sizes in stages of development, including a number of companies he founded. Mr. Mao served as General Manager of Beijing Shuanglong Aviation Service Company from 1993 to 2002, and chairman of Beijing Tianxing Futures Brokerage Company Limited from 1997 to 2008. Since 2000 Mr. Mao has served as chairman of Citron Holdings Limited. In 2001, Mr. Mao became chairman of Orient Xiehe Medical Bio-technology Company Limited, a position which he continues to hold. Mr. Mao has been involved in chemical and molecular products research and operations since 2001, and has been focused on wastewater treatment research, application and project management for 5 years. Mr. Mao received an associate degree on law from China University of Political Science and Law.

Roy Teng

Mr. Roy Teng has been a Director of our company since March 29, 2018. Mr. Teng is responsible for advising on and supervising the implementation of strategic investment planning of our Group. Mr. Teng has over ten years of experience in the field of finance. From August 2004 to December 2006, Mr. Teng worked as vice president of corporate development for China Digital Communication Group, a manufacturer of battery shells and related technology for use in electronic products, primarily mobile phones. From December 2006 to October 2008, Mr. Teng served as managing director at China Finance Inc. From October 2008 to June 2014, Mr. Teng served as president of the China region and managing director of investment banking of Brean Capital, LLC, a boutique investment bank. Mr. Teng has been the legal representative of Leshan Ruijin Investment Management Company Limited since August 2011 and the general manager since June 2014. Mr. Teng obtained his bachelor’s degree of science in management and his master’s degree of science in international business from Arizona State University and California International University in May 2002 and June 2004, respectively. Mr. Teng also received a Post Baccalaureate Certificate in Accountancy from Arizona State University West in May 2003 and a Master of Business Administration from Peking University in July 2015.

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Yu Tao

Mr. Yu Tao has been a Director of our company since March 29, 2018. Mr. Yu has over 18-years’ experience in managing and operating companies in various industries in China, a number of which he formed. Since 2001 Mr. Yu has served as chairman of Beijing Huarong Hengtai Trade Company Limited. Beginning in 2003, Mr. Yu began to serve as chairman of Beijing Wantong World Real Estate Company Limited, a real estate acquisition and development company. Since 2014, Mr. Yu has served as chairman of Beijing Wanrong Century Properties Company Limited. Mr. Yu received a bachelor degree in Chinese Literature from Shanxi University in year 1989.

Jin Siming

Mr. Jin Siming served as our President, Chief Executive Officer and Secretary from July 2014 to March 2018, and continues to serve as our Secretary. Mr. Jin is experienced in corporate finance and the general affairs of public companies. Since 2013 Mr. Jin has served as a manager of Leshan Ruijin Investment Management Company Limited. Mr. Jin received a bachelor degree in International Economics and Trade from Xiamen University in 2012.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members. Each director of the Company serves for a term of one year or until his successor is elected at the Company’s annual stockholders’ meeting and is qualified, subject to removal by our stockholders. Each officer serves at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at the annual meeting of the Board of Directors.

Significant Employees

Other than the above-named officers and directors, we have no full-time employees whose services are materially significant to our business and operations.

Family Relationships

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies except disclosed. The Company is not aware of any proceedings to which any of the Company‚ officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company‚ subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Involvement in Legal Proceedings

None.

ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer for services rendered in all capacities for the periods set forth below. No executive officer of our company received total annual salary and bonus compensation during the fiscal year ended December 31, 2017, for services rendered in all capacities during the fiscal year ended December 31, 2017.

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Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	Salary	($)	($)	($)	($)	($)	($)	($)

Jin Siming	2017	None	None	None	None	None	None	None	None
President, CEO, Secretary	2016	None	None	None	None	None	None	None	None

*Jin Siming served as our President and Chief Executive Officer until March 29, 2018.

Employment Agreements

We do not have any employment agreements with any of our officers and directors, some of whom have performed services on our behalf for no compensation.

Compensation of Directors

Our board of directors has not received any compensation to date.

None of our executive officers or directors received equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2017, or held any equity awards at December 31, 2017.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Party Transactions

During the years ended December 31, 2017 and 2016, we received advances of $163,504 and $7,212 from Dragon & Tiger Holding Limited, one of our stockholders, which is controlled by Roy Teng. We entered into a Credit Loan Agreement with D&T pursuant to which D&T has agreed to lend us up to $500,000. All amounts borrowed are to bear interest at the rate of 10% per annum. Accrued interest through the end of 2018 and 2019 and is to be paid no later than 90 days after the end of each year. All amounts borrowed and are to be repaid in full on or before May 1, 2020. In addition to interest, D&T will be issued three-year warrants to purchase 50,000,000 shares of the registrant’s common stock at a price of $0.01 per share. The warrants cannot be exercised before April 1, 2019, and shall be void and non-exercisable if the Company (i) raises more than $20 million in equity or (ii) has revenue in excess of $100 million in any fiscal year. To date, D&T has advanced an aggregate of $198,730.

Mr. Mao Xu, our founder and a principal shareholder, is the founder and controlling shareholder of Beijing QHY Environment S & T Co. Ltd. We licensed the technologies on which our business is based from Mr. Mao and Beijing QHY. The License Agreement, as amended, requires that we pay Beijing QHY $1 million on or before December 31, 2021 and running royalties of 1% of our net revenues, as defined in the License. The Company recorded $37,500 license fee expense for the year ended December 31, 2017, and made no payment of license fee as of December 31, 2017. No purchase was made by the Company from the Licensor during the year ended December 31, 2017.

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We currently maintain a corporate office at Suite 1515, 1501 Broadway, New York, NY, 10036. The office is provided to us by Pluris Capital Group, an entity affiliated with Dragon & Tiger Holding Limited, as part of a financial advisory agreement pursuant to which we pay Pluris $30,000 per quarter. The agreement has a term of five years but is cancellable by either party on sixty days’ notice. Our telephone number is (212) 324 1876.

Promoters and Certain Control Person

Each of Messrs. Mao, Teng and Yu could be considered a promoter of our company.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

ITEM 8. LEGAL PROCEEDINGS.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted on OTC Pink under the symbol "YIHG"; however; an active trading market for our shares does not exist.

Penny Stock Regulations

Trading in our shares is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Securities and Exchange Commission (the “Commission”) generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

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Holders

As of May 10, 2018, there were approximately 38 holders of record of our common stock.

Warrants

Except for warrants to purchase 50,000,000 shares of our common stock to be issued to Dragon & Tiger Holding Limited, an entity controlled by Mr. Teng, as part of the consideration for a loan of up to $500,000, we have not issued any derivative securities, nor are there any warrants, options or other convertible securities outstanding.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Purchases of Our Equity Securities

Neither we nor any of our affiliates purchased any equity securities from our shareholders during the fiscal year ended December 31, 2017.

Item 10. Recent Sales of Unregistered Equity Securities.

We issued 46,839,439 shares of common stock and 19,000 shares of Series A Preferred Stock to the holders of PBG Water Solutions Inc. pursuant to the Exchange Agreement. All of the recipients of our shares were non-U.S. Persons (as defined in Rule 902(k) of Regulation S and the third was an accredited investor (as defined in Regulation D). Consequently, the issuance was exempt from the registration requirements of the Securities Act pursuant to the exemptions provided by Regulation S and Regulation D. Each share of Series A Preferred Stock was automatically converted into 1,000 shares of common stock on April 18, 2018 upon the filing of a certificate of amendment to our Articles of Incorporation increasing the authorized shares of our common stock to 1,000,000,000 shares. The certificates representing all of the foregoing shares were endorsed with the customary restrictive Regulation S and Regulation D legends, as appropriate.

We issued warrants to purchase 50,000,000 shares of our common stock to Dragon & Tiger Holding Limited, an entity controlled by Mr. Teng, as part of the consideration for a loan of up to $500,000. The warrants cannot be exercised before April 1, 2019, and shall be void and non-exercisable if the Company (i) raises more than $20 million in equity or (ii) has revenue in excess of $100 million in any fiscal year. Mr. Teng is an accredited investor and the Warrant Agreement was endorsed with the customary restrictive Regulation D legends and, if appropriate, the shares issuable upon exercise of the warrants will be endorsed with the customary restrictive Regulation D legends.

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Item 11. Description of Registrant’s Securities to be Registered.

The Company is authorized to issue up to 1,000,000,000 shares of common stock, $0.001 par value. As of May 10, 2018, we had outstanding 79,099,039 shares of common stock. The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable. To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted.

Our Articles of Incorporation authorize the issuance by resolution of our Board of Directors of up to five million shares of “blank-check” preferred stock in one or more series, the terms of which may be determined at the time of issuance as the Board of Directors may determine, in its sole discretion, without further authorization by our stockholders. These terms could give the holders of the preferred stock the right to vote as a series on particular matters, preferences ass to dividends and upon liquidation, conversion rights, redemption rights and sinking fund provisions. The terms of any series of preferred may not be beneficial to common stock holders, since they may adversely affect the voting power and diminish other rights of holders of our common stock and perpetuate the board's control over our company, and therefore could reduce the value of such common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

Transfer Agent

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

(813)344-4490

Fax (386)267-3124

Item 12. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Business Corporation Act and our Articles of Incorporation

23

Under the Nevada Business Corporation Act, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under law or (d) is required to be made pursuant to the bylaws.

Item 13. Financial Statements and Supplementary Data.

The financial statements required by this Item begin on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedules

The consolidated financial statements required to be filed as part of this Registration Statement are included in Item 13 hereof.

(b) Exhibits

Exhibit No.	Description

2.1	Exchange Agreement.
3.1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 1 filed March 14, 2008.
3.2	Certificate of Amendment to Articles of Incorporation changing the name of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K/A dated September 13, 2011).
3.3	Certificate of Amendment to Articles of Incorporation changing the name of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 10-K dated September 13, 2011).
3.4	Amended and Restated By Laws Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 10-K filed March 30, 2012).
10.1	License and Requirement Supply Agreement among PBG Water Solutions International, Inc., Beijing QHY Environment S & T Co. Ltd. and Mao Xu.
10.2	Amendment to License and Supply Agreement PBG Water Solutions International, Inc., Beijing QHY Environment S & T Co. Ltd. and Mao Xu.
10.3	Credit Loan Agreement PBG Water Solutions International, Inc., the Registrant and Dragon & Tiger Holding Limited.
10.4	Warrant issued to Dragon & Tiger Holding Limited.
21.1	Subsidiaries

24

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Yakun International Investment and Holding Group

Date: May 14, 2018	By:	/s/ Mao Xu
Mao Xu
Chief Executive Officer (principal executive officer)

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of Directors and Shareholders of
PBG Water Solutions International Inc.

We have audited the accompanying balance sheets of PBG Water Solutions International Inc. (the “Company”) as of December 31, 2017 and 2016 and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows, for the year ended December 31, 2017 and the period from August 4, 2016 (incorporation date) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PBG Water Solutions International Inc. as of December 31, 2017 and 2016, and the results of their operations and their cash flows, for the year ended December 31, 2017 and the period from August 4, 2016 (incorporation date) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered operating loss and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Yu Certified Public Accountant, P.C.

New York, New York

May 14, 2018

Certified Public Accountants

99 Madison Avenue, Suite 601, New York NY 10016

Tel: 347-618-9237, 516-778-6818

Email: Info@ywlcpa.com

F-1

PBG Water Solutions International Inc.

BALANCE SHEETS

(Expressed in U.S. dollars)

	As of December 31,
	2017	2016
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	11,500	5,000
Due to related parties	208,216	7,212
Total current liabilities	219,716	12,212

Stockholders’ deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2017 and December 31, 2016	-	-
Retained earnings	(219,716)	(12,212)
Total stockholders' deficit	(219,716)	(12,212)

Total liabilities and stockholders’ deficit	$-	$-

See notes to the financial statements.

F-2

PBG Water Solutions International Inc.

STATEMENTS OF OPERATIONS AND CONPREHENSIVE INCOME

(Expressed in U.S. dollars)

	Year ended December 31, 2017	Period from August 4, 2016 (Incorporation Date) to December 31, 2016
Revenue	$-	$-
Cost of Revenue	-	-
Gross profit	-	-

Expenses
Professional fees	35,950	5,000
Professional fees – related party	114,402	-
License and royalty fee	37,500	-
General and administrative	19,652	7,212
Total expenses	207,504	12,212

Net loss	$(207,504)	$(12,212)

Other comprehensive income	-	-
Total comprehensive income	(207,504)	(12,212)

Earnings per share – basic and diluted	$(2,075.04)	$(122.12)
Weighted average number of shares outstanding – basic and diluted	100	100

See notes to the financial statements

F-3

PBG Water Solutions International Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. dollars)

	Common Stocks		Retained	Total Stockholders’
	Shares	Amount	earnings	deficit

Balance as of August 4, 2016	-	$-	$-	$-

Stock issuance	100	-	-	-
Net loss for the year	-	-	(12,212)	(12,212)
Balance as of December 31, 2016	100	$-	$(12,212)	$(12,212)

Net loss for the year	-	-	(207,504)	(207,504)
Balance as of December 31, 2017	100	$-	$(219,716)	$(219,716)

See notes to the financial statements

F-4

PBG Water Solutions International Inc.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	Year ended December 31, 2017	Period from August 4, 2016 (Incorporation Date) to December 31, 2016
Cash flows from operating activities
Net loss	$(207,504)	$(12,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	-	-
Accounts payable	6,500	5,000
License fee payable – related party	37,500	-
Net cash used in operating activities	(163,504)	(7,212)

Net cash provided by investing activities	-	-

Cash flows from financing activities
Due to related parties	163,504	7,212
Net cash provided by financing activities	163,504	7,212

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-
Interest paid	$-	$-

See notes to the financial statements

F-5

PBG Water Solutions International Inc.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

1.	Organization and principal activities

PBG Water Solutions International Inc. (the “Company”, “PBG Water Solutions” or “we”) was incorporated under the law of the State of Delaware on August 4, 2016, and in October 2017, it merged into a company with the same name incorporated under the law of the State of Nevada on October 18, 2017. PBG Water Solutions is engaged in developing wastewater treatment and solution technics and business.

In November 2017, the Company and its shareholders entered into a Share Exchange Agreement (the “ SEA”) with Yakun International Investment & Holding Group (the “Yakun International”), pursuant to which Yakun International will acquired 100% of the outstanding shares of the Company in exchange for 46,839,439 shares of common stocks of Yakun International and 19,000 shares of Series A Convertible Preferred Stocks (each Series A Convertible Preferred Stock is convertible into 1,000 share of common stock) of Yakun International, which will constitute approximately 83% of Yakun International’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the acquisition pursuant to the SEA.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a Company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth Company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Going concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-6

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Successful completion of the Company’s engagement in water solutions business and its transition to attaining profitable operations, is dependent upon obtaining additional financing by the Company and Yakun International. The Company and Yakun International plan to improve its future liquidity by obtaining additional financing through the issuance of financial instruments such as equity and warrants or through credit loans. Additional financing may not be available on acceptable terms or at all. If Yakun International issues additional equity securities to raise funds, the ownership percentage of existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of common stock.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Summary of significant accounting policies

(a)	Basis of presentation

The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

F-7

(c)	Income Taxes

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the assets and liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2017 and 2016, the Company did not have any uncertain tax positions.

(d)	Functional currency and foreign currency translation and transactions

The Company’s functional and reporting currency is the U.S. dollar (“US$”). Transactions denominated in currencies other than the functional currency are translated into prevailing functional currency at the exchange rates prevailing at the late date of the months the transactions occurred. The Company had no monetary assets and liabilities denominated in foreign currencies at the balance sheet dates.

(e)	Loss per share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted loss per share is computed using the weighted average number of common shares and potential common shares outstanding during the period for options and restricted shares under treasury stock method and for convertible debts under if-convertible method, if dilutive. Potential common shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded. The Company has no potential common shares outstanding as of December 31, 2017 and 2016.

(f)	Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, stockholder, or a related corporation.

F-8

(g)	Recently issued accounting standards not yet adopted

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion. The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations, or cash flows.

4.	Related party transactions and balances

a)	Related party transactions:

	Year ended December 31, 2017	Period from August 4, 2016 (Incorporation Date) to December 31, 2016
Loan from a shareholder	$163,504	$7,212
Fee for professional service provided by a director	114,402	-
License fee expense to a shareholder	37,500	-

Loan from a shareholder was a non-interest bearing fund from one of Company’s shareholder to pay for the Company and subsidiary’s expenses during the year ended December 31, 2017 and the period from inception to December 31, 2016. The shareholder owned 25% common stocks of the Company.

The Company’s sole director from inception to December 31, 2017 is an attorney and provided legal services to the Company during the year ended December 31, 2017 with a service fee of $114,402.

In April 2017, the Company ended into a License and Supply Agreement with an individual shareholder who owned 50% of the Company’s common stocks and the shareholder’s majority owned company Beijing QHY Environment S & T Co., Ltd. (Beijing QHY). Pursuant to the License and Supply Agreement and its Amendment in June 2017, the individual shareholder and Beijing QHY (the “Licensor”) granted the exclusive use of 21 intellectual properties in any area outside People’s Republic of China (the “PRC”) for 20 years. License fee, which is a one-time fee of $1 million which shall be paid before December 31, 2021, and 1% of the net revenue the Company received from the sales, license or other distributions of the licensed products which shall be paid annually. In addition, the Licensor shall supply the Company licensed products at price agreed or adjusted by the Licensor and the Company. The Company didn’t generate any net revenue from nor made any purchase of the licensed products during the year ended December 31, 2017. The Company recorded $37,500 license fee expense for the year ended December 31, 2017, and made no payment of license fee as of December 31, 2017. No purchase was made by the Company from the Licensor during the year ended December 31, 2017.

F-9

b)	Related party payables

	December 31,
	2017	2016
Due to shareholders	$208,216	$7,212

5.	Income taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the twelve-months ended December 31, 2017 and 2016, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21%)
-%

Net deferred tax assets consist of the following:

	December 31,
	2017	2016
Net operating loss carry forward	$46,140	$2,564
Valuation allowance	(46,140)	(2,564)
Net deferred tax asset	$-	$-

F-10

A reconciliation of income taxes computed at the statutory rate is as follows:

	Year ended December 31, 2017	Period from August 4, 2016 (Incorporation Date) to December 31, 2016
Tax at statutory rate (21%)	$43,576	$2,564
Increase in valuation allowance	(43,576)	(2,564)
Net deferred tax asset	$-	$-

The Company did not pay any income taxes during the years ended December 31, 2017 or 2016.

6.	Subsequent events

In accordance with FASB standard, we evaluated subsequent events through the date we filed this report with the Securities and Exchange Commission (“SEC”) and no subsequent events occurred that required disclosure in the accompanying consolidated financial statements except the following:

Consummation of SEA

On January 15, 2018, all parties to the SEA agreed to amend the original agreement and consummate the transaction forthwith. Shareholders of PBG Water solutions took control of Yakun International on the same date, and completed the Yakun International’s registry of new officers and directors as of the issuance of this financial statement.

Credit Loan Agreement

On May 1, 2018, the Company and Yakun International, the Company’s parent company after the consummation of SEA, entered into a Credit Loan Agreement with a 20.8% shareholder of Yakun who was the Company’s 25% shareholder before the SEA consummation (the “Lender”). The Lender had provided operation capital to the Company since its inception. Pursuant to the Credit Loan Agreement, the Lender will provide a loan credit sum of $500,000 to Yakun and the Company for 2 years with 10% annual interest which shall be applied from the date of the Credit Loan Agreement. In compensation for the loan credit, Yakun shall issue to the Lender a 3-year cash-less warrant, which entitles the Lender to purchase 50 million (50,000,000) shares of Yakun’s common stock at an exercise price of $0.01. The warrants cannot be exercised before April 1, 2019, and shall be void and non-exercisable if the Company (i) raises more than $20 million in equity or (ii) has revenue in excess of $100 million in any fiscal year.

Financial Advisory Agreement

In February 2018, the Company entered into a financial advisory agreement with Pluris Capital Group (the “Pluris”), an entity affiliated with Dragon & Tiger Holding Limited, pursuant to which the Company will pay Pluris $30,000 per quarter. The agreement has a term of five years from March 2018 but is cancellable by either party on sixty days’ notice. The service fee for the first 3 months is waived by Pluris.

F-11